EXHIBIT 4.2

                       DIRECTOR INDEMNIFICATION AGREEMENT

         This Director Indemnification Agreement (the "Agreement") is made and entered into this 7th day of November, 2005, by and between VELOCITY ASSET MANAGEMENT, INC., a Delaware corporation (the "Company," which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by the Company and any successor to the Company), and Steven E. Marcus ("Indemnitee").

         WHEREAS, it is essential to the Company that it be able to retain and attract as directors the most capable persons available;

         WHEREAS, increased corporate litigation has subjected directors to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

         WHEREAS, the Company's Certificate of Incorporation (as amended from time to time, the "Charter") and/or bylaws (as in effect from time to time, the "Bylaws", together with the Charter, the "Organization Documents") provide for the indemnification of its directors and permits it to make other indemnification arrangements and agreements;

         WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee's rights to indemnification to the fullest extent permitted by Delaware law against litigation risks and expenses (regardless, among other things, of any change in the ownership of the Company or the composition of its Board of Directors); and

         WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in accepting Indemnitee's position as a director of the Company:

         NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

         1.       Definitions.
                  -----------

                  (a) "Corporate Status" describes the status of a person who is serving or has served (i) as a director of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, partner, trustee, officer, employee, or agent of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section 1(a), a director of the Company who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Company.

                  (b) "Entity" shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.
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                  (c)      "Expenses" shall mean all reasonable fees, costs and
expenses actually and reasonably incurred in connection with any Proceeding (as defined below), including, without limitation, reasonable attorneys' fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 9 and 11(c) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other reasonable disbursements and expenses.

                  (d) "Liabilities" shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

                  (e) "Proceeding" shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to
Section 11 of this Agreement to enforce Indemnitee's rights hereunder.

                  (f) "Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) more than 50% of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) more than 50% of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

         2. Services of Indemnitee. In consideration of the Company's covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee's service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

         3. Agreement to Indemnify. The Company agrees to indemnify Indemnitee as follows:

                  (a) Subject to the exceptions contained in Section 4(a) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee's Corporate Status, Indemnitee shall, to the extent permitted by applicable law, be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as "Indemnifiable Expenses" and "Indemnifiable Liabilities," respectively, and collectively as "Indemnifiable Amounts").

                  (b) To the extent permitted by applicable law and subject to the exceptions contained in Section 4(b) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right

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of the Company to procure a judgment in its favor by reason of Indemnitee's
Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

         4. Exceptions to Indemnification. Indemnitee shall be entitled to the indemnification provided in Sections 3(a) and 3(b) above in all circumstances other than the following:

                  (a) If indemnification is requested under Section 3(a) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

                  (b) If indemnification is requested under Section 3(b) and:

                           (i) it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or

                           (ii) it has been adjudicated finally by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit, no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.

         5. Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for the claim. The Company shall pay such Indemnifiable Amounts to Indemnitee within thirty (30) calendar days (or earlier if reasonably requested by Indemnitee) of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

         6. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith

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         7.       Indemnification for Expenses of a Party Who is Wholly or
Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, and, without limiting the generality of the foregoing, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

         8. Effect of Certain Resolutions. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's action was unlawful.

         9. Agreement to Advance Expenses; Conditions. The Company shall pay to Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding, if Indemnitee furnishes the Company with a written undertaking to repay the amount of such Indemnifiable Expenses advanced to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement or under Delaware law to indemnification with respect to such Expenses. This undertaking is an unlimited general obligation of Indemnitee, shall be accepted by the Company without regard to the financial ability of Indemnitee to make repayment, and in no event shall be required to be secured.

         10. Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 9 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 shall be made no later than thirty (30) calendar days after the Company's receipt of such request, subject to receipt of Indemnitee's undertaking as aforesaid.

         11.      Remedies of Indemnitee.
                  ----------------------

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                  (a)      Right to Petition Court. In the event that Indemnitee
makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above or a request for an advancement of Indemnifiable Expenses under Sections 9 and 10 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition any court which has jurisdiction to enforce the Company's obligations under this Agreement.

                  (b) Burden of Proof. In any judicial proceeding brought under Section 11(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

                  (c) Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 11(a) above, except where such action or any claim or counterclaim brought by the Company in connection therewith is resolved in favor of the Company.

                  (d) Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under
Section 11(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

                  (e) Defense to Action. It shall be a defense to any such action (other than an action brought to enforce a claim for expense incurred in defending any actual or threatened proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered by the Company) that the Indemnitee has not met the standard of conduct which make it permissible under Delaware law for the Company to indemnify the Indemnitee for the amount claimed, but the burden of proving the defense shall be on the Company.

                  (f) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 11(a) above, and shall not create a presumption that such payment or advancement is not permissible.

         12.      Defense of the Underlying Proceeding.
                  ------------------------------------

                  (a) Notice by Indemnitee. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses except to the extent the Company's ability to defend in such Proceeding is prejudiced thereby.

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                  (b)       Defense by Company. Subject to the provisions of the
last sentence of this Section 12(b) and of Section 12(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however that the Company shall notify Indemnitee of any such decision to defend within ten (10) calendar days of receipt of notice of any such Proceeding under Section 12(a) above. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. Indemnitee shall not, without the prior written consent of the Company, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise with respect to which the Company has indemnification obligations to Indemnitee. This
Section 12(b) shall not apply to a Proceeding brought by Indemnitee under
Section 11(a) above or pursuant to Section 20 below.

                  (c) Indemnitee's Right to Counsel. Notwithstanding the provisions of Section 12(b) above, (i) if in a Proceeding to which Indemnitee is a party by reason of Indemnitee's Corporate Status, (A) Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue which are inconsistent with the position of other defendants in such Proceeding, or (B) a conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (ii) if the Company fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel, which shall represent other persons' similarly situated, of Indemnitee's and such other persons' choice and reasonably acceptable to the Company at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, except with respect to such actions suits or proceedings brought by the Company that are resolved in favor of the Company, Indemnitee shall have the right to retain counsel of Indemnitee's choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.

         13. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

                  (a) Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

                  (b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally or equitable principles.

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         14.      Fees and Expenses. During the term of the Indemnitee's service as a director, the Company shall promptly reimburse the Indemnitee for all reasonable out-of-pocket expenses incurred by him in connection with his service as a director or member of any board committee.

         15. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Organization Documents, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity as a result of Indemnitee's serving as a director of the Company.

         16. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law), and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

         17. Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

         18. Governing Law; Change in Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware, without giving effect to the provisions thereof relating to conflicts of law (the "Governing Law"). To the extent that a change in the Governing Law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the Organization Documents and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

         19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

         20. Indemnitee as Plaintiff. Except as provided in Section 11 of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity

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which it controls, or any director or officer thereof, unless the Company has consented to the initiation of such Proceeding. This Section shall not apply to affirmative defenses asserted by Indemnitee or any counterclaims by Indemnitee which are resolved successfully (from the Company's point of view) in an action brought against Indemnitee.

         21. Modifications and Waiver. Except as provided in Section 18 above with respect to changes in the Governing Law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

         22. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed to such address as may have been furnished by any party to the others.


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         IN WITNESS WHEREOF, the parties hereto have executed this Director
Indemnification Agreement as of the day and year first above written.


                                       VELOCITY ASSET MANAGEMENT, INC.

                                       By: /s/ JOHN C. KLEINERT
                                           -------------------------------------
                                           Name:  Jack Kleinert
                                           Title: CEO and President



                                       INDEMNITEE:

                                       /s/ STEVEN E. MARCUS
                                       -----------------------------------------
                                       Name:  Steven E. Marcus



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